UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2013

BERKSHIRE HOMES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-171423

Nevada	68-0680858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number including area code:  (602) 387-5393

_________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 11, 2013, Berkshire Homes, Inc. (the “Company”) filed an Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation") with the Secretary of State of the State of Nevada in order to, among other things, change the Company’s authorized capital stock to Five Hundred and Twenty Million (520,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of Common Stock, $0.0001 par value per share and Twenty Million (20,000,000) shares of “blank-check” Preferred Stock, $0.0001 par value per share.

On January 11, 2013, our board of directors approved the amendment and restatement of our bylaws.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 11, 2013, the holder of a majority of the Company's outstanding voting capital approved the adoption of the Amended and Restated Articles of Incorporation and the amendment and restatement of our bylaws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (d)      Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HOMES, INC.

Date: January 17, 2013	By:	/s/ Ilorn Kylo
Ilorn Kylo
CEO, CFO, Secretary, Treasurer and Director

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